Exhibit 10.1

AMENDMENT NO. 3 TO PROMISSORY NOTE

This Amendment No. 3 (this “Amendment”) to the promissory note dated August 14, 2020, is by and between Verus International, Inc., a Delaware corporation (the “Company”) and Donald P. Monaco Insurance Trust (the “Holder”).

RECITALS

WHEREAS, the Company issued the Holder a promissory note dated January 26, 2018 in the original principal amount of $530,000, as amended, as attached hereto as Exhibit A (the “Note”);

WHEREAS, the Company and Holder desire to amend the timing of payments of principal and interest.

WHEREAS, the Company and Holder agree that so long as the principal and interest payment schedule, as amended by this Agreement, is satisfied by the Company, the Company will not be in default pursuant to the payment of principal and interest of the Note.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Principal and Interest. The existing language of paragraph 1 (a) – Principal and Interest, shall be amended and restated in its entirety as follows:

“The unpaid principal of this Note, and all accrued but unpaid interest thereon, totaling $774,368.53, shall be due and payable as follows:

●	$25,000.00 within one (1) business day upon execution of this Amendment by Company and Holder;
●	$75,000.00 on August 31, 2020;
●	$125,000.00 on September 30, 2020;
●	$150,000.00 on November 2, 2020;
●	$175,000.00 on November 30, 2020; and
●	$224,368.53 on December 31, 2020.

As of the date of the Amendment, the outstanding balance, including accrued interest of this Note, totaling $741,356.85, shall accrue interest at a rate per annum of 18% until paid in full.”

2. Status of Default. The Company and Holder acknowledge and agree that so long as the principal and interest payment schedule, as amended by this Agreement, is satisfied by the Company, the Company will not be in default pursuant to the payment of principal and interest of the Note. For the sake of clarity, the Company shall be in default pursuant to the payment of principal and interest of the Note if any payment is less than the amount due or any payment is not wire transferred to a bank account specified by Holder before 12:00 noon, eastern time, on the payment due date pursuant to paragraph 1 (f) – Manner and Application of Payments.

3. Miscellaneous. Except as expressly modified by this Amendment, all terms, conditions and provisions of the Note shall continue in full force and effect as set forth therein. Each party represents and warrants to the other party that this Amendment has been duly authorized, executed and delivered by it and constitutes a valid and legally binding agreement with respect to the subject matter contained herein. Each party agrees that the Note, as amended by this Amendment, constitutes the complete and exclusive statement of the agreement between the parties, and supersedes all prior proposals and understandings, oral and written, relating to the subject matter contained herein. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executive (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

IN WITNESS HEREOF, the parties hereto have executed this Amendment as of the date first written above.

VERUS INTERNATIONAL, INC.

By:	Anshu Bhatnagar
Title:	Chief Financial Officer

HOLDER

DONALD P. MONACO INSURANCE TRUST

By:	Donald P. Monaco
Title:	Trustee

EXHIBIT A

NOTE

See attached.

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